Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 15, 2001, included in Vicom, Incorporated's Annual Report on Form 10-K for the year ended December 31, 2000, as amended, and to all references to our firm included in this registration statement.



/s/ Lurie Besikof Lapidus & Company, LLP



Minneapolis, Minnesota
July 5, 2001